    As filed with the Securities and Exchange Commission on February 13, 2001
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             CANNONDALE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                           Delaware                                              06-0871823
(State or Other Jurisdiction of Incorporation or Organization)      (I.R.S. Employer Identification No.)

                               16 Trowbridge Drive
                            Bethel, Connecticut 06801
          (Address of Principal Executive Offices, Including Zip Code)

                             2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 William A. Luca
                             Chief Financial Officer
                             CANNONDALE CORPORATION

                               16 Trowbridge Drive
                            Bethel, Connecticut 06801
                     (Name and Address of Agent for Service)

                                 (203) 749-7000
          (Telephone Number, Including Area Code, of Agent for Service)

                                  ------------

                                    Copy to:

                              John T. Capetta, Esq.
                            KELLEY DRYE & WARREN LLP
                               Two Stamford Plaza
                              281 Tresser Boulevard

                           Stamford, Connecticut 06901
                                  -------------

                         CALCULATION OF REGISTRATION FEE

    Title of Securities              Amount to be           Proposed Maximum            Proposed Maximum                Amount of
      to be Registered                Registered           Offering Price Per          Aggregate Offering           Registration Fee
                                                                Share(1)                    Price(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share (2)       1,000,000 shares              $5.0625                   $5,062,500                   $1,265.63

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices on February 9, 2001, as reported by the Nasdaq National Market.

(2) The securities include certain rights associated with the Common Stock issued pursuant to the Rights Agreement dated December 22, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by Cannondale Corporation (the "Registrant") are hereby incorporated by reference in this Registration Statement:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended July 1, 2000;

                  (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000 and December 30, 2000; and

                  (c) The descriptions of the Registrant's common stock, $.01 par value per share (the "Common Stock"), and of certain rights associated with such Common Stock (the "Rights") contained in the Registrant's Registration Statements on Form 8-A, as filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 29, 1994 (with respect to the Common Stock) and on December 23, 1997 (with respect to the Rights), including any amendments or reports filed for the purpose of updating such descriptions.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such reports and documents are filed with the Commission. Any statement incorporated by reference herein shall also be deemed to be modified or superseded for the purposes of this Registration Statement and any amendment or supplement hereto to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement or any such amendment or supplement.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify any person under such Section in connection with a proceeding by or in the right of the corporation to procure judgment in its favor, as provided in the preceding sentence, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, except that no indemnification shall be made with respect thereto unless, and then only to the extent that, a court of competent jurisdiction shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. A Delaware corporation must indemnify present or former directors and officers who are successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter in any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. A Delaware corporation may pay for the expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding in advance of the final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Article XI of the Registrant's Amended and Restated Bylaws provides for indemnification of directors and officers to the fullest extent permitted by Section 145 of the DGCL.

                  Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

                  Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify directors and officers against such liability. The Registrant has obtained officers' and directors' liability insurance of $50 million for members of its Board of Directors and executive officers. In addition, the Registrant has entered into indemnification agreements with the directors and officers of the Registrant, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of the Registrant. Among other exclusions, the Registrant shall not indemnify any person with respect to claims involving receipt of a personal benefit to which the recipient is not entitled; the return of profits from the sale of securities as contemplated by Section 16 of the Exchange Act; or knowingly fraudulent, dishonest or willful misconduct.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

    EXHIBIT NO.                            DESCRIPTION
    -----------                            -----------
         4.1      Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.2 to the Registrant's
                  Registration Statement on Form S-1, Registration No.
                  33-84566).

         4.2      Certificate of Amendment to Restated Certificate of
                  Incorporation, effective as of November 17, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration
                  Statement on Form S-8, Registration No. 333-40879).

         4.3 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1(ii) to the Registrant's Form 10-Q for the quarterly period ended March 27, 1999).

         4.4      Rights Agreement, dated December 22, 1997, between the
                  Registrant and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Commission on December 23, 1997).

         4.5      1994 Stock Option Plan, as amended as of February 5, 1998
                  (incorporated by reference to Exhibit 4.2 to the Registrant's
                  Form 10-K for the fiscal year ended June 27, 1998).

         4.6      1994 Management Stock Option Plan, as amended as of February
                  5, 1998 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-K for the fiscal year ended June 27,
                  1998).

    EXHIBIT NO.                            DESCRIPTION
    -----------                            -----------
         4.7      1994 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on
                  Form S-8, Registration No. 333-40879).

         4.8      1995 Stock Option Plan, as amended as of February 5, 1998
                  (incorporated by reference to Exhibit 4.4 to the Registrant's
                  Form 10-K for the fiscal year ended June 27, 1998).

         4.9      1996 Stock Option Plan, as amended as of February 5, 1998
                  (incorporated by reference to Exhibit 4.5 to the Registrant's
                  Form 10-K for the fiscal year ended June 27, 1998).

         4.10     1998 Stock Option Plan (incorporated by reference to Exhibit
                  4.10 to the Registrant's Registration Statement on Form S-8,
                  Registration No. 333-72121).

         *4.11    2000 Stock Option Plan.

         *5.1 Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

         *23.1    Consent of Ernst & Young LLP.

         *23.2 Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1 hereto).

         *24.1 Power of Attorney (included in the signature page of this Registration Statement).

---------------------
*  Filed herewith.


ITEM 9.           UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bethel, State of Connecticut, on February 13, 2001.

                    CANNONDALE CORPORATION

                    By:      /s/ William A. Luca
                       ---------------------------------------------------------
                         Name:  William A. Luca
                         Title:    Vice President of Finance, Treasurer,
                                   Chief Financial Officer and Chief Operating
                                         Officer

                                POWER OF ATTORNEY

         Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Joseph S. Montgomery and William A. Luca and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to his registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                                            Title                 Date
---------                                            -----                 ----
/s/ Joseph S. Montgomery               Chairman, President, Chief          February 13, 2001
----------------------------------     Executive Officer and Director
Joseph S. Montgomery                   (Principal Executive Officer)


/s/ William A. Luca                    Vice President of Finance,          February 13, 2001
----------------------------------     Treasurer, Chief Financial
William A. Luca                        Officer, Chief Operating Officer
                                       and Director (Principal Financial
                                       Officer)

Signature                                            Title                 Date
---------                                            -----                 ----
/s/ John P. Moriarty                   Assistant Treasurer and Chief       February 13, 2001
----------------------------------     Accounting Officer
John P. Moriarty                       (Principal Accounting Officer)

/s/ Daniel C. Alloway                               Director               February 13, 2001
----------------------------------
Daniel C. Alloway

/s/ Gregory Griffin                                 Director               February 13, 2001
----------------------------------
Gregory Griffin

/s/ James Scott Montgomery                          Director               February 13, 2001
----------------------------------
James Scott Montgomery

/s/ Sally Palmer                                    Director               February 13, 2001
----------------------------------
Sally Palmer

/s/ John Sanders                                    Director               February 13, 2001
----------------------------------
John Sanders

/s/ Michael J. Stimola                              Director               February 13, 2001
----------------------------------
Michael J. Stimola

                                  EXHIBIT INDEX

    EXHIBIT NO.                 DESCRIPTION
         4.1      Amended and Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.2 to the Registrant's
                  Registration Statement on Form S-1, Registration No.
                  33-84566).

         4.2      Certificate of Amendment to Restated Certificate of
                  Incorporation, effective as of November 17, 1997 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration
                  Statement on Form S-8, Registration No. 333-40879).

         4.3 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1(ii) to the Registrant's Form 10-Q for the quarterly period ended March 27, 1999).

         4.4      Rights Agreement, dated December 22, 1997, between the
                  Registrant and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Commission on December 23, 1997).

         4.5      1994 Stock Option Plan, as amended as of February 5, 1998
                  (incorporated by reference to Exhibit 4.2 to the Registrant's
                  Form 10-K for the fiscal year ended June 27, 1998).

         4.6      1994 Management Stock Option Plan, as amended as of February
                  5, 1998 (incorporated by reference to Exhibit 4.3 to the Registrant's Form 10-K for the fiscal year ended June 27,
                  1998).

         4.7 1994 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on
                  Form S-8, Registration No. 333-40879).

         4.8      1995 Stock Option Plan, as amended as of February 5, 1998
                  (incorporated by reference to Exhibit 4.4 to the Registrant's
                  Form 10-K for the fiscal year ended June 27, 1998).

         4.9      1996 Stock Option Plan, as amended as of February 5, 1998
                  (incorporated by reference to Exhibit 4.5 to the Registrant's
                  Form 10-K for the fiscal year ended June 27, 1998).

         4.10     1998 Stock Option Plan (incorporated by reference to Exhibit
                  4.10 to the Registrant's Registration Statement on Form S-8,
                  Registration No. 333-72121).

         *4.11    2000 Stock Option Plan.

    EXHIBIT NO.                 DESCRIPTION
         *5.1     Opinion of Kelley Drye & Warren LLP regarding the legality of the Common Stock being registered.

         *23.1    Consent of Ernst & Young LLP.

         *23.2 Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1 hereto).

         *24.1 Power of Attorney (included in the signature page of this Registration Statement).

---------------------
*  Filed herewith.